                                                                  Exhibit 10.30

                             CHASE SECURITIES INC.
                     CREDIT SUISSE FIRST BOSTON CORPORATION
                           SALOMON SMITH BARNEY INC.
                           c/o Chase Securities, Inc.
                                270 Park Avenue
                            New York, New York 10017



                                                               February 5, 1999



Sunrise Television Corp.
3839 4th Street North
Suite 420
St. Petersburg, Florida 33703

STC Broadcasting, Inc.
3839 4th Street North
Suite 420
St. Petersburg, Florida 33703


                               Engagement Letter


Ladies and Gentlemen:


         You have advised Chase Securities, Inc. ("CSI"), Credit Suisse First Boston Corporation ("CSFB") and Salomon Smith Barney Inc. ("SSBI", and collectively with CSI and CSFB, the "Underwriters") that Sunrise Television Corp. a Delaware corporation ("Holdings") and/or STC Broadcasting, Inc., a wholly owned subsidiary of Holdings ("STC"), intends to refinance (the "Refinancing") (x) its Preferred Stock, Series B (the "Preferred Stock, Series B") which is to be issued to finance certain acquisitions by STC (the "Proposed Acquisitions"), plus (y) certain of its bank borrowings.

         In connection with the Refinancing, you have advised us that it is currently contemplated that Holdings would issue its discount notes generating gross proceeds sufficient to, in addition to the sale of certain assets of STC and the contribution of additional equity to Holdings, consummate the Refinancing, including any accrued but unpaid dividends on the Preferred Stock, Series B and any reduction in bank borrowings (the "Securities") in a public offering or in a Rule 144A offering or other private placement, which Securities (it is contemplated) would not pay cash interest for a period of not less than three years from the date of original issuance.

         Accordingly, the parties hereto agree as follows:

         1. Engagement of the Underwriters; Financing Holdings Zero Notes. You hereby engage the Underwriters on an exclusive basis to provide to Holdings and STC and their affiliates such capital markets and other financial advisory services in connection with the Refinancing, as you may reasonably request and you each hereby engage (i) CSI to be the lead underwriter of, or lead placement agent for, or lead initial purchaser of, and (ii) each of CSFB and SSBI to be a underwriter of, or placement agent for or initial purchaser of, any public or private offering of the Securities (in each case CSI, CSFB and SSBI being allocated 50%, 25% and 25%, respectively, of the commitment to underwrite, place or purchase the Securities, as the case may be) in connection with the Refinancing (any such offering being a "Securities Offering"). Without in any way limiting the exclusivity provisions of the preceding sentence you will not appoint any other underwriter, agent or advisor with respect to any Securities Offering, or pay any other fees or commissions in connection therewith, without our prior written consent. Any Securities Offering shall include, but not be limited to the contemplated issuance by Holdings of the Securities (which shall have standard market terms comparable to similar offerings being made at the time, and as shall be agreed between Holdings and the Underwriters) (the "Proposed Financing of Securities," which phrase shall include any securities of Holdings or STC issued to effect the Refinancing in lieu of an equivalent amount of the Securities. The Underwriters reserve the right not to participate in any Securities Offering, and the foregoing is not an agreement by the Underwriters to underwrite, place or purchase any Securities or otherwise provide any financing. In connection with any Securities Offering in which the Underwriters elect to participate, the relevant issuer shall enter into an underwriting agreement, placement agency agreement or purchase agreement, as applicable, with the Underwriters, which agreement shall be consistent with this letter agreement and otherwise in a mutually acceptable form.

         You agree that you will commence promptly the preparation of a Registration Statement or a Rule 144A Offering Memorandum relating to the Proposed Financing of Securities, and will provide to the Underwriters a complete draft of such Registration Statement or Rule 144A Offering Memorandum no later than the date which is the earlier of (i) 15 days after receipt by STC of audited financial statements relating to the Proposed Acquisitions and (ii) March 31, 1999. You also agree to assist the Underwriters in any road show or other meetings with investors and promptly cooperate with any requests made by us in connection therewith.

         2. Matters Relating to Engagement. You acknowledge that the Underwriters have been retained solely to provide the services set forth in this letter agreement. In rendering such services, the Underwriters shall act as independent contractors, and any duties of the Underwriters arising out of their engagement hereunder shall be owed solely to you.

         You agree that the Registration Statement or Rule 144A Offering Memorandum shall show that, on a pro forma basis giving effect to the Securities Offering and the other transactions occurring simultaneously with the consummation of the Securities Offering, the Leverage Ratio of STC and Holdings shall be no greater than 9.0 to 1.0. Such Leverage Ratio shall be calculated in accordance with the terms of the Indenture, dated March 25, 1997 between the Company and U.S. Trust Company of Texas, N.A., relating to STC's Senior Subordinated Notes, except that all preferred stock of STC and Holdings will be deemed to be Disqualified Capital Stock and such ratio shall be calculated for the twelve-month period ending on the most recent date for which quarterly financial statements are set forth in such Registration Statement or Rule 144A Offering Memorandum. You will provide us with support for such calculation from your independent public accountants.

         During the course of this engagement, you agree to furnish us (or cause us to be furnished) with such information about you as we reasonably request, including information to be included in a private placement memorandum, registration statement or other disclosure document relating to the issue and sale of Securities (collectively "Company Information"). You represent and warrant to us that all Company Information will be accurate and complete in all material respects at the time it is furnished and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made, and agree to advise us during the course of this engagement of all developments materially affecting you and the Company or the accuracy of Company Information previously furnished to us or prospective purchasers of the Securities. You recognize and confirm that we (i) will be relying solely on such information and other information available from generally recognized public sources in performing the services contemplated hereunder, (ii) will not independently verify the accuracy or completeness of such information, (iii) do not assume responsibility for the accuracy or completeness thereof and (iv) will make appropriate disclaimers consistent with the foregoing. You will fully and actively cooperate and actively assist with the issuance, sale and marketing of the Securities, including, without limitation, attending "roadshows" and other similar meetings.

         You acknowledge that each of the Underwriters is a securities firm that is engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. In the ordinary course of trading and brokerage activities, the Underwriters and their respective affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in debt or equity securities of entities that may be involved in the transactions contemplated hereby. You acknowledge that the Underwriters and their respective affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you or your affiliates may have conflicting interests. None of the Underwriters or any of their respective affiliates will use confidential information obtained from you by virtue of the transactions contemplated by this letter or other relationships with you for any other purpose than that outlined in this letter, including, without limitation, in connection with the engagement of the Underwriters or their respective affiliates by other companies, and none of the Underwriters or any of their respective affiliates will furnish any such information to such other companies. You also acknowledge that none of the Underwriters or any of their respective affiliates have any obligation to use in connection with the transactions contemplated by this letter, or to furnish to you or any of your affiliates, confidential information obtained from other companies. Each of the Underwriters recognizes its responsibility for compliance with the United States federal securities laws in connection with its activities.

         3. Termination. This letter agreement may be terminated by each Underwriter with respect to such Underwriter at any time upon 10 days' prior written notice to you. This letter agreement shall also terminate upon (x) the exercise of the put in accordance with the terms of the Put and Call Agreement dated as of February 5, 1999 (the "Put and Call Agreement") by and among The Chase Manhattan Corporation, CSI, CSFB, Salomon Brothers Holding Company Inc., Hicks, Muse, Tate & Furst Equity Fund III, L.P. and certain other persons and
(y) the exercise of the call in accordance with the terms of the Put and Call Agreement (but, as to the exercise of the call, in no event earlier than six months after the execution hereof). This letter agreement may be terminated by you upon ten days' prior written notice to the Underwriters after the earlier of (i) the day that is the day after the first anniversary of the date of first issuance of the Preferred Stock, Series B (such day after such first anniversary being the "Payment Date") and (ii) receipt by Holdings of aggregate gross proceeds from the sale of Securities of not less than the full amount of the Preferred Stock, Series B, provided, in such case, that the fees described in Section 5(b) shall have been paid to us. Upon any termination of this letter agreement, the obligations of the parties hereunder shall terminate, except for their obligations under paragraphs 4, 5(b), 5(c), 5(d) and 7 below (except that 5(b) shall not so survive if this letter agreement is terminated pursuant to the first sentence of this paragraph).

         4. Indemnification. In consideration of the engagement hereunder, each of you (each, an "Indemnifying Party") shall jointly and severally indemnify and hold harmless the Underwriters to the extent set forth in Annex A hereto, which provisions are incorporated by reference herein and constitute a part hereof. This indemnity shall in no way limit any such person's rights to indemnification contained in another agreement or as a matter of law.

         5. Fees and Expenses. (a) In any Securities Offering that is consummated prior to termination of this engagement letter and in which CSI acts as lead underwriter, lead placement agent or lead initial purchaser, and CSFB and SSBI act as underwriters, placement agents or initial purchasers, you will cause the applicable issuer to pay aggregate underwriters' or initial purchasers' discounts, or placement agency fees, as applicable, equal to 3.50% of the gross proceeds of each such offering, payable at the closing of such offering out of the proceeds thereof.

         (b) If the Proposed Financing of Securities shall not have been consummated prior to the Payment Date (and neither the "put" nor the "call" have been exercised in accordance with the terms of the Put and Call Agreement), you shall pay to the Underwriters on the Payment Date for their services hereunder, an additional funding fee equal to a total of 3.50% of the aggregate amount of the Preferred Stock, Series B then outstanding (including any such shares held by any of our or your affiliates or by you). Your obligation to pay such fee shall be absolute and unconditional and shall not be subject to reduction by way of set-off or counterclaim.

         (c) You shall be entitled to a partial refund of, and each Underwriter shall refund to you, any fee actually paid to such Underwriter pursuant to paragraph (b), above, in an amount equal to the product of (i) the gross spread (i.e. underwriter's or initial purchaser's discount) or placement agency fees received by such Underwriter after the Payment Date in connection with each Securities Offering in which CSI acts as lead underwriter, lead placement agent or lead initial purchaser, as applicable, or CSFB or SSBI act as underwriters, placement agents or initial purchasers, and that is consummated during the period specified in Column A below following the Payment Date times (ii) the percentage set forth opposite such period in Column B below.

       Column A (Time Period)              Column B (Percentage)
       ----------------------              ---------------------
            0-90 days                             100.0%
            91-180 days                            75.0%
            181-270 days                           50.0%
            271-360 days                           25.0%

In no event shall any Underwriter be required to refund to Holdings or STC pursuant to this paragraph 5(c) more than the amount of the fee actually paid to such Underwriter pursuant to paragraph (b), above.

         (d) In addition, whether or not the Refinancing is consummated, you will reimburse the Underwriters promptly upon request for all of their reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees, disbursements and other charges of Cahill Gordon & Reindel, our legal counsel) incurred in connection with the preparation of this letter agreement or any of the transactions contemplated hereby, whether or not any Securities are issued, offered or sold, provided that, to the extent provided in CSI's standard underwriting or purchase agreement, there shall be no obligation to reimburse any such costs and expenses (including the Underwriters' roadshow costs and fees and expenses of the Underwriters' counsel) incurred in connection with any Securities Offering in which the Underwriters participate. You shall be responsible for all printing costs, filing fees and "blue-sky" fees and expenses.

         6. Disclosure. In connection with their engagement hereunder, the Underwriters shall assist you in preparing a prospectus, offering circular, private placement memorandum or other document to be used in connection with each offering in which the Underwriters participate (the "Offering Document"). You shall furnish the Underwriters with all financial and other information concerning Holdings, STC, the Proposed Acquisitions and related matters (the "Information") which the Underwriters may reasonably request for inclusion in any Offering Document or otherwise. The Underwriters may rely, without independent verification, upon the accuracy and completeness of the Information and any Offering Document, and the Underwriters do not assume any responsibility therefor.

         The Underwriters may (subject to paragraph 7(a) below) share any Offering Document, the Information and any other information or matters relating to you, or the transactions contemplated hereby with their respective affiliates and such affiliates may likewise share information relating to you or such transaction with the Underwriters. The Underwriters shall be responsible for their respective affiliate's compliance herewith and with paragraph 7(a) below.

         7. Confidentiality. The Underwriters shall use all information provided to them by or on behalf of you or Holdings solely for the purpose of providing the services that are the subject of this letter agreement and shall treat confidentially all such information specifically indicated as confidential, provided that nothing herein shall prevent the Underwriters from disclosing any such information (with a request for confidential treatment in the case of clause (i) or (ii), if available or (v)) (i) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding,
(ii) upon the request or demand of any regulatory authority having jurisdiction over the Underwriters or any of their respective affiliates; provided, that the Underwriters or such affiliates shall notify you or Holdings, as the case may be, of such request or demand within a reasonable period of time after receipt of notice of such request or demand, (iii) to the extent that such information becomes publicly available other than by reason of disclosure by the Underwriters, (iv) to the Underwriters' employees, legal counsel, independent auditors and other experts or agents who need to know such information and are informed of the confidential nature of such information (v) in connection with a Securities Offering (with your consent, which will not be unreasonably withheld) or (vi) to any of their affiliates as set forth in paragraph 6 above who are advised of its confidential nature. You agree that you will not disclose this letter agreement, the contents hereof or the activities of the Underwriters pursuant hereto to any person without the prior written approval of the Underwriters (which approval shall not unreasonably be withheld), except that you may disclose this letter agreement and the contents hereof (i) to you and your affiliates, officers, employees, partners, principals, accountants, attorneys and other advisors directly involved in the consideration of the matter on a confidential basis, and (ii) as required by applicable law or compulsory legal process or in the prosecution of any proceeding initiated by you. The provisions contained in this paragraph 7 shall remain in full force and effect notwithstanding the termination of this letter agreement.

         8. Governing Law and Submission to Jurisdiction. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. HOLDINGS, STC AND CSI IRREVOCABLY AGREE TO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS LETTER AGREEMENT OR THE PERFORMANCE OF SERVICES HEREUNDER.

         You irrevocably and unconditionally submit to the exclusive jurisdiction of any state or federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this letter agreement. Service of any process, summons, notice or document by registered mail addressed to you shall be effective service of process against such person for any suit, action or proceeding brought in any such court. You irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction you are or may be subject, by suit upon judgment.

         9. Miscellaneous. This letter agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. This letter agreement may not be amended or modified except by a writing executed by each of the parties hereto. Paragraph headings herein are for convenience only and are not a part of this letter agreement. This letter agreement is solely for the benefit of the parties hereto, and no other person (except for Indemnified Persons, to the extent set forth in Annex A hereto) shall acquire or have any rights under or by virtue of this letter agreement. This letter agreement may not be assigned by you without each Underwriter's prior written consent.

         If any term, provision, covenant or restriction contained in this letter agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties hereto shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

         This letter agreement may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

         If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning to us the enclosed duplicate originals hereof, whereupon this letter shall become a binding agreement between us.

                                      Very truly yours,

                                      CHASE SECURITIES, INC.


                                      By: /s/ James P. Casey
                                         --------------------------------------
                                          Name:  James P. Casey
                                          Title: Managing Director


                                      CREDIT SUISSE FIRST BOSTON
                                        CORPORATION


                                      By: /s/ Joseph D. Carrabino, Jr.
                                         --------------------------------------
                                          Name:  Joseph D. Carrabino., Jr.
                                          Title: Managing Director


                                      SALOMON SMITH BARNEY INC.


                                      By: /s/ Timothy L. Freeman
                                         --------------------------------------
                                          Name:  Timothy L. Freeman
                                          Title: Attorney-In-Fact




Accepted and agreed to as of the
date first written above:

SUNRISE TELEVISION CORP.


By: /s/ David A. Fitz
   --------------------------------
    Name:  David A. Fitz
    Title: Secretary

STC BROADCASTING, INC.

By: /s/ David A. Fitz
   --------------------------------
    Name:  David A. Fitz
    Title: Secretary

         The Indemnifying Party shall indemnify and hold harmless each Underwriter, their respective affiliates and their respective officers, directors, employees, agents and controlling persons (each an "Indemnified Person") from and against any and all losses, claims, damages, liabilities and reasonable expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with the transactions contemplated by the letter agreement to which this Annex A is attached, or any claim, litigation, investigation or proceedings relating to the foregoing ("Proceedings") regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse such Indemnified Persons for any legal or other reasonable out-of-pocket expenses as they are incurred in connection with investigating or defending any of the foregoing (it being understood that any settlement of claims for monetary damages involving the Indemnified Persons shall be by mutual agreement (not, in each case, to be unreasonably withheld) between the Indemnified Persons and the Indemnifying Party), provided that the foregoing indemnification will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are found by a final decision of a court of competent jurisdiction to have resulted from the gross negligence of, willful misconduct of, or material breach of this Engagement Letter by such Indemnified Person. If for any reason, other than as a result of the proviso in the preceding sentence, the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative benefits received by Holdings or STC, on the one hand, and such Indemnified Person, on the other hand, or, if such allocation is judicially determined to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of Holdings or STC, on the one hand, and such Indemnified Person, on the other hand. It is hereby agreed that the relative benefits to Holdings or STC, on the one hand, and all Indemnified Persons, on the other hand, shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by Holdings or STC or the applicable issuer pursuant to any sale of Securities (whether or not consummated) bears to (ii) the fee paid or proposed to be paid to the Underwriter in connection with such sale. The indemnity, reimbursement and contribution obligations of the Indemnifying Party under this Annex A shall be in addition to any liability which the Indemnifying Party may otherwise have to an Indemnified Person and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnifying Party and any Indemnified Person.

         Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings, such Indemnified Person will, if a claim in respect thereof is to be made against the Indemnifying Party, notify the Indemnifying Party in writing of the commencement thereof; provided that the omission so to notify the Indemnifying Party will not relieve it from any liability which it may have hereunder except to the extent it has been materially prejudiced by such failure. In case any such Proceedings are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, provided that if a conflict or potential conflict exists (based upon advice of counsel to the Indemnified Party) between the Indemnified Person and the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel (at the expense of the Indemnifying Party) and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. No Indemnified Person shall be liable for any indirect or consequential damages in connection with its activities related hereto or the transactions contemplated hereby. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in accordance with the proviso to the next preceding sentence, it being understood, however, that the Indemnifying Party shall not be liable for the reasonable expenses of more than one separate counsel (plus not more than one separate local counsel in any jurisdiction), approved by the Underwriters, representing all the Indemnified Persons who are parties to such Proceedings),
(ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings, (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person or (iv) the use of counsel chosen by the Indemnifying Party to represent such Indemnified Person would present such counsel with a conflict of interest; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

         Capitalized terms used but not defined in this Annex A have the meanings assigned to such terms in the letter agreement to which this Annex A is attached.

         This Annex A shall not apply to any losses, claims, damages, liabilities and expenses, or any claim, litigation, investigation or proceeding relating to the foregoing, arising out of any Securities Offering in which CSI is not the lead underwriter, lead placement agent or lead initial purchaser, as applicable and CSFB and SSBI are not the underwriters, placement agents or initial purchasers, as applicable.